                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into on September 1, 1997, to be effective as of July 31, 1996, between VIRTUAL GAMING TECHNOLOGIES, INC., a Delaware corporation ("Employer"), and JOSEPH R. PARAVIA ("Employee").

                                 R E C I T A L
                                 - - - - - - -

     Employer wishes to employ Employee, and Employee agrees to serve, as Chief Executive Officer of Employer, subject to the terms and conditions set forth below.

                               A G R E E M E N T
                               - - - - - - - - -

     It is agreed as follows:


     1.  TERM OF EMPLOYMENT.  Employer hereby employs Employee, and  Employee
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hereby accepts employment with Employer, for a period of three (3) years terminating July 31, 1999 ("Employment Period"); provided that this Agreement shall be automatically renewed for successive one (1) year terms unless either party elects not to renew this Agreement by delivering written notice of its election to the other party no later than thirty (30) days prior to the end of the current term. Notwithstanding anything in this Section 1 to the contrary, this Agreement may be terminated at any time in accordance with Section 6.

     2.  DUTIES OF EMPLOYEE.  Employee shall serve in the capacity as Chief
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Executive Officer of Employer at Employer's office in San Diego, California, or at such other place as Employer may direct provided that Employer shall not direct or cause Employee to perform his services from an office outside of San
Diego County, California.   Employee's principal duties and responsibilities
shall consist of primary responsibility for all (i) sales and marketing and activities; (ii) administrative matters; and (iii) employee management and supervision. Employee shall perform such other services and duties as may from time to time be assigned to Employee by Employer's board of directors provided that such other services and duties are not inconsistent with any other term of this Agreement. Except during vacation periods or in accordance with Employer's personnel policies covering executive leaves and reasonable periods of illness or other incapacitation, Employee shall devote his services to Employer's business and interests in a manner consistent with Employee's title and office and Employer's needs for his services. Employee shall perform the duties of Employee's office and those assigned to Employee by the Employer's board of directors with fidelity, to the best of Employee's ability, and in the best interest of Employer.

     3.   COMPENSATION OF EMPLOYEE.
          ------------------------

          3.1  Base Compensation.  As compensation for Employee's services
               -----------------
hereunder, Employee shall receive a base salary of One Hundred Thousand Dollars ($100,000) per year, payable in equal bi-monthly installments, or a ratable portion thereof for periods of less than one-half month. Subject to and concurrent with Employer's receipt of an additional $1,000,000 of equity capital subsequent to July 15, 1997, Employer shall enter into good faith negotiations with Employee to increase Employee's base salary to an amount commensurate with Employee's office and experience and with due regard to the financial conditions and prospects of Employer.

          3.2  Bonus Compensation.  As additional compensation for Employee's
               ------------------
services hereunder, Employee shall be entitled to a one-time cash bonus (the "Bonus"), as provided for in this Section 3.2. If Employer earns a Net Profit (as defined below) of $1,500,000 within a 12 month period beginning August 1, 1997 and ending July 31, 1998, Employee shall be entitled to a bonus of $100,000.00. As used herein, the term "Net Profit" shall mean the gross revenue of all gaming revenue generated by customers, less all related costs and overhead, such costs to include all costs including, but not limited to, payouts to subscribers, insurance, labor (including wages and salaries of officers, directors, employees, independent contractors), equipment costs, technical fees and training costs.

          3.3  Housing Allowance.  In addition, Employee shall be entitled to
               -----------------
a monthly housing allowance of One Thousand Dollars ($1,000), which shall be paid to Employee concurrently with the second (2nd) installment of Employee's monthly base compensation.

     4.   EXPENSE REIMBURSEMENTS.  Employee shall be reimbursed for reasonable
          ----------------------
and actual out-of-pocket expenses incurred by Employee in performance of Employee's duties and responsibilities hereunder in accordance with Employer's established personnel policy covering executive officer expense reimbursements, as such policy may be amended, revised or otherwise changed from time to time. Employee shall furnish proper vouchers and expense reports and shall be reimbursed only for those expenses which shall be reimbursable.

     5.   VACATION, SICK LEAVE AND OTHER FRINGE BENEFITS.  Employee shall be
          ----------------------------------------------
entitled to two (2) weeks vacation per every twelve (12) month period of employment hereunder. Employee shall also be entitled to leaves for illness or other incapacitation as is consistent with Employee's title and Employer's needs for Employee's services, except as otherwise provided for in Section 6.2. Employee shall be entitled during Employee's employment hereunder to share or participate in such medical insurance programs or other "fringe" benefit plans or programs as shall be made available to executive officers employed by Employer generally, in accordance with Employer's established personnel policies, if any, or as established, amended, revised or otherwise changed from time to time, covering executive officer employee benefits.

     6.   TERMINATION.
          -----------

          6.1  Termination by Employer for Cause.  Employer may terminate this
               ---------------------------------
Agreement and Employee's employment hereunder for Cause (as defined herein) any time effective upon written notice to Employee. As used herein, the term "Cause" shall mean:

               6.1.1 Habitual neglect in the performance of Employee's material duties as set forth in Section 2 which continues uncorrected for a period of thirty (30) days after written notice thereof by Employer to Employee; or

               6.1.2 Gross negligence involving misfeasance or nonfeasance by Employee in the performance of Employee's material duties as set forth in
Section 2 which continues uncorrected for a period of thirty (30) days after written notice thereof by Employer to Employee.

               6.1.3 A material breach of that certain Employee NonDisclosure and Invention Assignment Agreement dated February 15, 1997 entered into by Employee.

          6.2  Termination Upon Death or Disability.  This Agreement and
               ------------------------------------
Employee's employment hereunder shall terminate upon Employee's death or Disability (as defined herein). For this purpose, "Disability" means incapacity, whether by reason of physical or mental illness or disability, which prevents Employee from substantially performing Employee's material duties as set forth in Section 2 for six (6) months, or for shorter periods aggregating six (6) months in any twelve (12) successive calendar months. Upon termination for death, and unless Employer shall have in force a disability insurance policy providing for benefits in an amount at least equal thereto, upon termination for Disability, Employer shall continue to pay the base compensation payments pursuant to Section 3.1 to the surviving spouse of Employee (or if there is none to Employee's estate) in the case of death and to Employee or Employee's court appointed conservator in the case of Disability until the date three (3) months thereafter. Termination for death shall become effective upon the occurrence of such event and termination for Disability shall become effective upon written notice by Employer to Employee.

          6.3  Events Upon Termination.  The termination of this Agreement
               -----------------------
pursuant to Section 6 shall also result in the termination of all rights and benefits of Employee under this Agreement except for any rights to compensation accrued under Section 3 prior to the date of termination or rights to expense reimbursement under Section 4.

     7.   EMPLOYEE'S REPRESENTATIONS.  Employee  represents  and warrants that
          --------------------------
Employee is free to enter into this Agreement and to perform each of the provisions contained herein. Employee represents and warrants that Employee is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that Employee's execution and performance of this Agreement is not a violation or breach of any agreement between Employee and any other person or entity.

     8.   GENERAL PROVISIONS.
          ------------------

          8.1  Severable Provisions. The provisions of this Agreement are
               --------------------
severable, and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

          8.2  Assignment.  Neither this Agreement nor any of the rights or
               ----------
obligations of Employee or the Company hereunder shall be assignable.

          8.3  Attorneys' Fees.  If any legal action arises under this Agreement
               ---------------
or by reason of any asserted breach of it, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing or attempting to enforce any of the terms, covenants or conditions, including costs incurred prior to commencement of legal action, and all costs and expenses, including reasonable attorneys' fees, incurred in any appeal from an action brought to enforce any of the terms, covenants or conditions.

          8.4  Notices.  Any notice to be given to Employer under the terms of
               -------
this Agreement shall be addressed to Employer at the address of Employer's principal place of business, and any notice to be given to Employee shall be addressed to Employee at his home address last shown on the records of Employer, or at such other address as either party may hereafter designate in writing to the other. Any notice required or permitted under this Agreement shall be in writing and shall be deemed effective: (i) upon receipt in the event of delivery by hand, including delivery made by private delivery or overnight mail service where either the recipient or delivery agent executes a written receipt or confirmation of delivery; or (ii) 48 hours after deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid.

          8.5  Waiver.  Either party's failure to enforce any provision or
               ------
provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

          8.6  Entire Agreement; Amendments.  This Agreement supersedes any and
               ----------------------------
all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and Agreements between the parties with respect to the employment of Employee by Employer. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement will be effective only if it is in writing signed by the party to be charged.

          8.7  Titles and Headings.  Titles and headings to sections of this
               -------------------
Agreement are for the purpose of reference only and shall in no way limit, define or otherwise affect the interpretation or construction of such provisions.

          8.8  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                             "EMPLOYER"

                             VIRTUAL GAMING TECHNOLOGIES, INC.,
                             a Delaware corporation


                             By:/s/ Daniel B. Najor
                                ------------------------------------------------
                                Daniel B. Najor, Chief Executive Officer


                             "EMPLOYEE"


                             /s/ Joseph R. Paravia
                             ---------------------------------------------------
                             Joseph R. Paravia